U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2020

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐    Emerging growth company

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock	IBIO	NYSE American

Item 1.01.   Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On June 12, 2020, iBio, Inc. (the “Company”) entered into a letter agreement (the “Transition Agreement”) with Robert Kay, the Company’s director, founder and former Chief Executive Officer to provide strategic advice and transition services to the Chief Executive Officer and the Board of Directors. The Transition Agreement provides that Robert Kay will be employed in a transition role, reporting to the Board of Directors from March 11, 2020 until March 10, 2022.

The Transition Agreement provides for the payment to Mr. Kay of an annual base salary of $150,000, accruing from March 11, 2020; In addition, the Transition Agreement provides for the grant to Mr. Kay of options (‘the “Options”) to purchase 400,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Options, when issued, will have an exercise price equal to the fair market value of the Common Stock on the date of the grant, expire ten years after the date of the grant and vest in equal monthly installments over the twenty-four (24) months commencing March 11, 2020, all subject to the terms of the Company’s 2018 Omnibus Equity Incentive Plan.

Mr. Kay’s employment under the Transition Agreement may be terminated by the Company and Mr. Kay with or without cause. In the event that the Company’s terminates Mr. Kay’s employment under the Transition Agreement without Cause (as such term is defined in the Transition Agreement), he will be entitled to continued payment of his base salary and continued vesting of the Options, for a period equal to the lesser of 16 months after termination or until March 10, 2022.

Mr. Kay will continue as a member of the Company’s Board of Directors for the remainder of his current elected term; however, he will not receive any additional compensation for his service as a Board member, unless the Board otherwise determines. Thomas Isett, previously Co-Chairman of the Board, will continue as Chairman of the Board and continue as Chief Executive Officer.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, dated June 12, 2020, between Mr. Kay and the Company, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Transition Agreement, dated June 12, 2020, between Robert Kay and iBio, Inc.

10.2	Form of Stock Option Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: June 17, 2020	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chief Executive Officer and Chairman of the Board